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                                                                    EXHIBIT 3.37
                          CERTIFICATE OF INCORPORATION

                                       OF

                          N.J.S.C. INVESTMENT CO., INC.


         THIS IS TO CERTIFY THAT there is hereby organized a corporation under and by virtue of N.J.S. 14A:1-1 et seq., the "New Jersey Business Corporations Act".

         FIRST: The name of the corporation is N.J.S.C. Investment Co., Inc.

         SECOND: The address of the corporation's initial registered office is 61-67 Main Street, Sayreville, NJ 08872. The name of the registered agent at such address is Ronald H. Gordon, Esq.

         THIRD: The purpose for which this corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the "New Jersey Business Corporation Act". N.J.S. 14A:1-1 et seq.

         FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 2500 shares without par value.

         FIFTH: The number of directors constituting the initial Board of Directors of this corporation is one (1). The name and address of each person who is to serve as such Director is:

                  Robert Pasquarelli
                  c/o New Jersey Steel Corporation
                  P.O. Box 11
                  North Crossman Road
                  Sayreville, NJ 08872

         SIXTH: The name and address of the incorporator is Capitol Information Service, Inc., 172 West State Street, Trenton, NJ 08608.

         IN WITNESS WHEREOF, each individual incorporator, being over eighteen years of age has signed this certificate; or if the incorporator be a corporation has caused this certificate to be signed by its duly authorized officer this 5th day of October, 1990.

                                   ----------------------------------------
                                   Ruth Schneider, Executive Vice President

                                   Capitol Information Service, Inc.
                                   172 West State Street
                                   Trenton, NJ 08608

FILED FOR: Ronald H. Gordon, Esq. 138247
           Karcher, McDonnell, Rainone & Gordon, P.C.
           61-67 Main Street
           Sayreville, NJ 08872